Exhibit 99.1

Cano Health Announces Financial Results for the Third Quarter 2023

MIAMI, November 9, 2023 /PRNewswire/– Cano Health, Inc. (“Cano Health” or the “Company”) (NYSE: CANO), a leading value-based primary care provider and population health company, today announced financial results for the third quarter ended September 30, 2023.

Executive Management Highlights

•	Third quarter results reflect improved performance and stability in the Medicare Advantage business due to operational enhancements and third-party medical cost initiatives

•	Targeting over $100 million in annualized third-party medical cost reductions by the end of 2024 through medical cost initiatives and optimization of Medicare Advantage operations

•

Implemented operational reorganization expected to yield approximately $65 million in annualized direct patient expense reductions and SG&A cost reductions beginning in 3Q 2023 and through year-end 2024

Third Quarter 2023 Financial Results

•

Total membership of 312,151 including 195,885 Medicare capitated members, an increase of 6% and 16% year-over-year, respectively, which amounts exclude membership related to the September 2023 sale of substantially all of our assets in Texas and Nevada

•	Total revenue of $788.1 million, compared to $665.0 million in the prior year, an increase of 19% year-over-year

•

Net loss of $(491.7) million, compared to a net loss of $(112.0) million in the prior year, primarily driven by a non-cash goodwill impairment of $(354.0) million and unfavorable operating results, primarily due to higher third-party medical costs

•	Adjusted EBITDA[1] of $(66.1) million, compared to $18.2 million in the prior year

In the third quarter of 2023, capitated revenue of $770.3 million increased 23% year-over-year. Capitated revenue per member per month, or PMPM, increased 7% year-over-year, primarily driven by higher Medicare revenue PMPM and a change in membership mix. The medical cost ratio, or MCR2, was 91.8% in the third quarter of 2023 compared to 78.2% in the third quarter of 2022, primarily driven by higher third-party medical costs in the third quarter of 2023, due to higher utilization and higher costs associated with supplemental health plan benefits (e.g., over-the-counter flex cards and healthy food cards), compared to lower third-party medical costs in the third quarter of 2022, which included a reduction in third-party medical costs due to claims assigned to a third-party. Similar to the second quarter of 2023, the higher utilization of the health plans’ supplemental benefits occurred across nearly all our health plan partners and was significantly higher than the prior year.

[1]

Adjusted EBITDA is a non-GAAP financial measure defined under the heading “Non-GAAP Financial Measures”. A reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure is provided in the Reconciliation of Non-GAAP Adjusted EBITDA table included in this press release.

[2]	Medical Cost Ratio (“MCR”) is calculated as third-party medical expense divided by capitated revenue.

Adjusted EBITDA of $(66.1) million in the third quarter of 2023 was $(84.3) million lower than the third quarter of 2022, primarily driven by the higher third-party medical costs, as referred to above.

“Cano Health is continuing to evaluate strategic interest in the Company while working every day to provide quality care for our patients,” said Mark Kent, Cano Health’s Chief Executive Officer. “As of today, we have completed the sale of our Texas and Nevada assets and have exited our California, New Mexico, and Illinois markets. Meanwhile, we remain on track to exit our operations in Puerto Rico by the beginning of 2024. These actions are designed to position us to focus on and optimize our core Florida Medicare Advantage and ACO REACH assets. In addition to successfully executing our strategy to refocus our business on Florida, we have made solid tactical progress. We are improving patient engagement, restructuring contractual arrangements with payor and specialty networks, and terminating underperforming affiliate partnerships. We expect these actions to improve the efficiency and quality of care delivery, ultimately improving health outcomes and our financial performance.”

Update on Strategic Actions

On September 25, 2023 the Company sold substantially all of the assets associated with the operation of Cano Health’s senior-focused primary care centers in Texas and Nevada to Primary Care Holdings II, LLC, a wholly owned subsidiary of Humana Inc. (aka “CenterWell”). The total value of the transaction to Cano Health was approximately $66.7 million, consisting of approximately $35.4 million in cash paid at closing (of which approximately $1.9 million was withheld for satisfaction of potential indemnification claims), plus the release of certain liabilities owed by Cano Health.

In the third quarter of 2023, the Company implemented a plan designed to further restructure its operations to streamline and simplify the organization to improve efficiency and reduce costs. These actions include workforce reductions, which are expected to reduce our selling, general and administrative costs in future periods compared to current levels. In connection with its restructuring plan, in the third quarter of 2023, the Company reduced staffing by approximately 842 employees, or 21% of its workforce. Approximately 52% of the workforce reductions were attributable to exiting operations in certain markets and 48% of the workforce reductions represents organizational restructuring. These actions are expected to yield approximately $65 million of annualized cost reductions beginning in the third quarter of 2023 and through the end of 2024. The Company recorded a restructuring charge in the third quarter of 2023 of approximately $7.1 million, the majority of which will be paid in 2023 and a lesser amount in 2024, consisting primarily of employee-related costs, such as severance, retention and other contractual termination benefits.

Cano Health continues to pursue a comprehensive process to identify and evaluate interest in a sale of the Company, or all or substantially all of its assets, consistent with the terms and conditions of the 2023 Side-Car Amendment, discussed below. The Company has engaged advisors to assist in the process. The Company has not set a timetable for the conclusion of this process and there is no assurance that the process will result in any transaction. Cano Health does not intend to comment while it undergoes this process, unless required by law or the Company determines that it would be in its best interests.

Liquidity & Capital Management Update

As of September 30, 2023 the Company’s total liquidity was approximately $107 million, comprised of $27 million of unrestricted cash on its balance sheet and $80 million of available capacity under its revolving credit facility under the Credit Suisse Agreement (as amended, the “CS Revolving Line of Credit”). The net cash proceeds from the sale of our Texas and Nevada assets enabled the Company to repay a portion of its outstanding commitment under the CS Revolving Line of Credit, such that the financial maintenance covenant of this facility was not applicable for the testing period ending September 30, 2023.

The Credit Suisse Credit Agreement and the 2023 Side-Car Credit Agreement both contain a covenant that will require the Company’s 2023 Form 10-K to not contain any qualification or explanatory paragraph as to the Company’s “going concern” status (except for any such qualification or explanatory paragraph pertaining to (i) the maturity of certain indebtedness occurring within 12 months of the relevant audit or (ii) any breach or anticipated breach of any financial covenant).

The Company’s current liquidity as of November 9, 2023 was approximately $53 million, consisting of cash and cash equivalents (excluding restricted cash of approximately $34 million), and the CS Revolving Line of Credit was fully drawn.

Based on the amount of the Company’s available liquidity at November 9, 2023 and its current forecast of available liquidity for the 12 months following the anticipated filing of its 2023 Form 10-K, the Company expects that it will be required to seek a waiver of this “going concern” covenant from the respective lenders under both agreements on or before April 22, 2024. We encourage investors to review the Company’s Q3 2023 Form 10-Q for other important information regarding the Company’s liquidity.

Ongoing initiatives to generate additional liquidity include the Company’s continued pursuit of its strategic review, which may result in the sale of all or substantially all of the Company’s business, as referenced above, and/or the sale of certain lines of business, such as the Company’s Medicaid business in Florida, pharmacy assets and other specialty practices.

2023 Outlook

The Company expects sequential operating performance improvement in the fourth quarter of 2023, driven by operational improvements, third-party medical cost recoveries, and the favorable impact of seasonality.

The operational improvements include:

•	The cost reduction benefits attributable to exiting the Company’s markets in Texas, Nevada, California, New Mexico, and Illinois;

•	Restructuring operations to streamline and simplify the organization, improve efficiency and reduce costs; and

•

Continued optimization of our operations to improve patient outcomes and lower medical costs by improving payor relations and affiliate partnerships, reducing high-cost emergency room visits, improving our generic dispensing rate, enhancing our arrangements with specialty networks, and strengthening our patient engagement programs.

As of November 9, 2023, after giving effect to the Company’s 1-for-100 reverse stock split completed on November 3, 2023, the Company had approximately 2.9 million shares of Class A common stock and 2.5 million shares of Class B common stock issued and outstanding. Total share count for the purposes of calculating the Company’s market capitalization was approximately 5.4 million.

Conference Call Information

Cano Health will host a conference call today at 5:00 PM ET to review the Company’s business and financial results for the third quarter ended September 30, 2023.

To access the live call and webcast, please dial (888) 660-6359 for U.S. participants, or +1 (929) 203-0867 for international participants, and reference the Cano Health Third Quarter 2023 Earnings Conference Call and Conference ID 8371699. The conference call will also be webcast live in the “Events & Presentations” section of the Investor page of the Cano Health website.

A replay will be available in the “Events & Presentations” section of the Cano Health website for on-demand listening shortly after the completion of the call and will be available for 30 days.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to future events and involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and could materially affect actual results, performance or achievements. These forward-looking statements generally can be identified by phrases such as “will,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import, including, without limitation: (i) our belief that we remain on track to exit our operations in Puerto Rico by the beginning of 2024 and that exiting this and other markets are designed to position us to focus on and optimize our core Florida Medicare Advantage and ACO REACH assets; (ii) our plans to improve patient engagement, restructure contractual arrangements with payor and specialty networks, and terminate underperforming affiliate partnerships and our expectation that these actions will improve the efficiency and quality of care delivery, ultimately improving health outcomes and our financial performance; (iii) our expectation that our restructuring plan will streamline and simplify the organization to improve efficiency and reduce costs, including our plans to effect workforce reductions, which are expected to reduce our selling, general and administrative costs in future periods compared to current levels and our expectation that these actions will yield approximately $65 million of annualized cost reductions, including direct patient expense reductions and SG&A cost reductions, beginning in the third quarter of 2023 and through the end of 2024 and our expectations as to the timing of paying the restructuring costs; (iv) our expectations regarding our future liquidity and related matters, such as our expectation that we will be required to seek a waiver of the “going concern” covenant from the respective lenders under both of our credit agreements on or before April 22, 2024 and our plans to generate additional liquidity from continued pursuit of our strategic review, which may result in the sale of all or substantially all of the Company’s business, as referenced above, and/or the sale of certain lines of business, such as the Company’s Medicaid business in Florida, pharmacy assets and other specialty practices; and (v) our outlook for 2023, including that we expect sequential operating performance improvement in the fourth quarter of 2023, driven by operational improvements, third-party medical cost recoveries, and the favorable impact of seasonality, and our expectation to benefit from the following operational improvements: (a) cost reduction benefits attributable to exiting the Company’s markets in Texas, Nevada, California, New Mexico, and Illinois; (b) restructuring operations to streamline and simplify the organization, improve efficiency and reduce costs; and (c) continued optimization of our operations to improve patient outcomes and lower medical costs by improving payor relations and affiliate partnerships, reducing high-cost emergency room visits, improving our generic dispensing rate, enhancing our arrangements with specialty networks, and strengthening our patient engagement programs; and (vi) our targeting over $100 million in annualized third party medical cost reductions by the end of 2024 through medical cost initiatives and optimization of Medicare Advantage operations. These forward-looking statements are based on information available to us at the time of this release and our current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based on many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known or unknown factors, and it is impossible for us to anticipate all factors that could affect our actual results. It is uncertain whether any of the events anticipated by our forward-looking statements will transpire or occur, or if any of them do, what impact they will have on our results of operations and financial condition. Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in our forward-looking statements include, among others, changes in market or industry conditions, changes in the regulatory environment, competitive conditions, and/or consumer receptivity to our services; changes in our strategy, future operations, prospects and plans; developments and uncertainties related to the Direct Contracting Entity program; our ability to realize expected financial results; our ability to predict and control our medical cost ratio; our ability to maintain our relationships with health plans and other key payors; our future capital requirements and sources and uses of cash, including funds to satisfy our liquidity needs; our ability to attract and retain members of management and our Board of Directors; and/or our ability to recruit and retain qualified team members and independent physicians.

Actual results may also differ materially from such forward-looking statements for a number of other reasons, including those set forth in our filings with the SEC, including, without limitation, the risk factors identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 15, 2023, as amended by our Annual Report on Form 10-K/A, filed with the SEC on April 7, 2023 (the “2022 Form 10-K”), as well as our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC during 2023 (which may be viewed on the SEC’s website at http://www.sec.gov or on our website at http://www.investors.canohealth.com/ir-home), as well as reasons including, without limitation, delays or difficulties in, and/or unexpected or less than anticipated results from our efforts to: (i) exit our operations in Puerto Rico by the beginning of 2024 and/or optimize our core Florida Medicare Advantage and ACO REACH assets; (ii) improve patient engagement, restructure contractual arrangements with payor and specialty networks, and/or terminate underperforming affiliate partnerships and/or improve the efficiency and quality of care delivery, improve health outcomes and/or our financial performance; (iii) achieve the goals of our restructuring plan, such as difficulties and/or delays in improving efficiency and/or reducing costs and/or achieving approximately $65 million of annualized cost reductions; (iv) obtain a waiver of the “going concern” covenant from the respective lenders under both of our credit agreements in a timely manner and/or generate additional liquidity from continued pursuit of our strategic review, such as due to our inability, in whole or in part, to consummate one or more assets sales; (v) achieve our outlook for 2023, such as difficulties and/or delays in realizing sequential operating performance improvement in the fourth quarter of 2023 and/or our inability, in whole or in part, to optimize our operations to improve patient outcomes and lower medical costs by improving payor relations and affiliate partnerships, reducing high-cost emergency room visits, improving our generic dispensing rate, enhancing our arrangements with specialty networks, and/or strengthening our patient engagement programs; and/or (vi) difficulties and/or delays in achieving our target of over $100 million in annualized third party medical cost reductions by the end of 2024 through medical cost initiatives and optimization of Medicare Advantage operations, such as due to higher than expected costs. For a detailed discussion of the risks and uncertainties that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements, please refer to our risk factor disclosure included in our filings with the SEC, including, without limitation, our 2022 Form 10-K. Investors should evaluate all forward-looking statements made in this release in the context of these risks and uncertainties. Factors other than those listed above could also cause our results to differ materially from expected results. Forward-looking statements speak only as of the date they are made and, except as required by law, we undertake no obligation or duty to publicly update or revise any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in general U.S. or international economic, industry conditions; changes in estimates, expectations or assumptions; or other circumstances, conditions, developments or events arising after the issuance of this release. Additionally, the business and financial materials and any other statement or disclosure on or made available through our websites or other websites referenced herein shall not be incorporated by reference into this release.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures as defined by the SEC rules. Adjusted EBITDA has not been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Adjusted EBITDA is defined as net income (loss) before interest, income taxes, depreciation and amortization, adjusted to add back the effect of certain expenses, such as stock-based compensation expense, non-cash goodwill impairment loss, transaction costs (consisting of transaction costs and corporate development payroll costs), restructuring and other charges, fair value adjustments in contingent consideration, loss on extinguishment of debt and changes in fair value of warrant liabilities. For periods after December 31, 2022, as the Company is significantly reducing its investments in de novo medical centers in 2023, the Company revised its definition of Adjusted EBITDA to no longer add back losses related to these de novo medical centers, which include those costs associated with the ramp up of new medical centers and losses incurred up to 12 months after the opening of a new facility. The Company’s management uses the non-GAAP financial measures as operating performance measures and as an integral part of its reporting and planning processes and to, among other things: (i) monitor and evaluate the performance of the Company’s business operations, financial performance and overall liquidity; (ii) facilitate management’s internal comparisons of the Company’s historical operating performance of its business operations; (iii) facilitate management’s external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of the Company’s management team and, together with other operational objectives, as a measure in evaluating employee compensation, including bonuses and other incentive compensation; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments. We believe these non-GAAP financial measures provide an additional tool for our management and investors to use in evaluating our financial condition, ongoing operating performance and trends and in comparing our financial measures with other similar companies. Management believes that its non-GAAP financial measures provide useful information to investors and greater transparency about the performance, from management’s perspective, of the Company’s overall business because such measures eliminate the effects of certain charges that are not directly attributable to the Company’s underlying operating performance. Additionally, management believes that providing its non-GAAP financial measures enhances the comparability for investors in assessing the Company’s financial reporting.

The Company’s non-GAAP financial measures should not be considered in isolation or as a substitute for their respective most directly comparable financial measures prepared in accordance with GAAP, such as net income/loss, operating income/loss, diluted earnings/loss per share or net cash provided by (used in) operating activities. The Company’s non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgment by management about which expense, income and other items are excluded or included in determining these non-GAAP financial measures. In addition, other companies may define such non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. The Company’s non-GAAP financial measures should be read in conjunction with the Company’s financial statements and related footnotes filed with the SEC. A reconciliation of the Company’s non-GAAP measures to their most directly comparable GAAP measures is available under the heading “Reconciliation of Non-GAAP Measures.”

About Cano Health

Cano Health (NYSE: CANO) is a high-touch, technology-powered healthcare company delivering personalized, value-based primary care to approximately 310,000 members. Founded in 2009, with its headquarters in Miami, Florida, Cano Health is transforming healthcare by delivering primary care that measurably improves the health, wellness, and quality of life of its patients and the communities it serves through its primary care medical centers and supporting affiliated providers. For more information, visit canohealth.com or investors.canohealth.com.

###

Investor Relations Contact:

Jeffrey Geyer

Cano Health, Inc.

(786) 206-1930

investors@canohealth.com

Media Relations Contact:

David Zarco

Cano Health, Inc.

(786) 206-1923

mediarelations@canohealth.com

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except share and per share data)	2023	2022	2023	2022
Revenue:
Capitated revenue	$770,269	$625,895	$2,354,667	$1,955,739
Fee-for-service and other revenue	17,804	39,133	67,062	102,804

Total revenue	788,073	665,028	2,421,729	2,058,543
Operating expenses:
Third-party medical costs	706,922	489,565	2,184,882	1,566,661
Direct patient expense	65,547	63,867	190,731	177,190
Selling, general and administrative expenses	80,821	111,765	276,712	314,617
Depreciation and amortization expense	26,740	25,343	81,213	64,215
Transaction costs and other	7,862	5,033	27,073	19,616
Change in fair value of contingent consideration	13,100	900	(2,800)	(9,525)
Goodwill impairment loss	354,000	—	354,000	—
Credit loss on other assets	—	—	62,000	—

Total operating expenses	1,254,992	696,473	3,173,811	2,132,774

Income (loss) from operations	(466,919)	(31,445)	(752,082)	(74,231)
Other income and expense:
Interest expense	(29,646)	(16,451)	(79,870)	(42,868)
Interest income	258	4	357	7
Loss on extinguishment of debt	—	—	—	(1,428)
Change in fair value of warrant liabilities	5,365	(65,721)	5,696	(8,383)
Other income (expense)	(900)	354	855	884

Total other income (expense)	(24,923)	(81,814)	(72,962)	(51,788)

Net income (loss) before income tax expense	(491,842)	(113,259)	(825,044)	(126,019)
Income tax expense (benefit)	(145)	(1,248)	(2,017)	641

Net income (loss)	$(491,697)	$(112,011)	$(823,027)	$(126,660)
Net income (loss) attributable to non-controlling interests	(231,210)	(57,783)	(393,637)	(67,759)

Net income (loss) attributable to Class A common stockholders	$(260,487)	$(54,228)	$(429,390)	$(58,901)

Net income (loss) per share attributable to Class A common stockholders, basic	$(91.87)	$(23.34)	$(161.33)	$(27.86)

Net income (loss) per share attributable to Class A common stockholders, diluted	$(91.87)	$(23.34)	$(161.33)	$(27.86)

Weighted-average shares used in computation of earnings per share:
Basic	2,835,250	2,323,142	2,661,495	2,114,090

Diluted	2,835,250	2,323,142	2,661,495	2,114,090

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	As of,
(in thousands)	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash, cash equivalents and restricted cash	$41,331	$27,329
Accounts receivable, net of unpaid service provider costs	87,499	233,816
Prepaid expenses and other current assets	15,894	79,603

Total current assets	144,724	340,748
Property and equipment, net	94,153	131,325
Operating lease right of use assets	149,671	177,892
Goodwill	88,918	480,375
Payor relationships, net	543,810	567,704
Other intangibles, net	185,372	226,059
Other assets	5,283	4,824

Total assets	$1,211,931	$1,928,927

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable and accrued expenses	$135,941	$105,733
Current portion of notes payable	116,238	6,444
Current portion of finance lease liabilities	3,125	1,686
Current portions due to sellers	47,396	46,016
Current portion operating lease liabilities	22,964	24,068
Other current liabilities	40,270	24,491

Total current liabilities	365,934	208,438
Notes payable, net of current portion and debt issuance costs	951,339	997,806
Long term portion of operating lease liabilities	140,067	166,347
Warrants liabilities	1,677	7,373
Long term portion of finance lease liabilities	7,663	3,364
Due to sellers, net of current portion	1,500	15,714
Contingent consideration	—	2,800
Other liabilities	2,852	32,810

Total liabilities	1,471,032	1,434,652
Stockholders’ Deficit
Shares of Class A common stock	28	22
Shares of Class B common stock	25	27
Additional paid-in capital	593,271	538,614
Accumulated deficit	(715,422)	(286,032)

Total Stockholders’ Deficit before non-controlling interests	(122,098)	252,631
Non-controlling interests	(137,003)	241,644

Total Stockholders’ Deficit	(259,101)	494,275

Total Liabilities and Stockholders’ Deficit	$1,211,931	$1,928,927

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended September 30,
(in thousands)	2023	2022
Cash Flows from Operating Activities:
Net loss	$(823,027)	$(126,660)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	81,213	64,215
Change in fair value of contingent consideration	(2,800)	(9,525)
Change in fair value of warrant liabilities	(5,696)	8,383
Goodwill impairment loss	354,000	—
Intangible assets disposals	1,467
Loss on extinguishment of debt	—	1,428
Fixed asset abandonment	2,200	—
Amortization of debt issuance costs	3,872	2,743
Non-cash lease expense	2,010	8,367
Class A shares issued for bonus award	—	2,194
Stock-based compensation	7,285	42,641
Paid in kind interest expense	13,564	—
Credit loss on other assets	62,000	—
Gain on Sale Transaction	(386)
Changes in operating assets and liabilities:
Accounts receivable, net	146,317	(75,913)
Other assets	1,216	10,885
Prepaid expenses and other current assets	1,979	(47,492)
Interest accrued due to seller	—	100
Accounts payable and accrued expenses	46,309	30,955
Other liabilities	23,811	3,521

Net cash (used in) provided by operating activities	(84,666)	(84,158)
Cash Flows from Investing Activities:
Purchase of property and equipment	(18,139)	(39,061)
Acquisitions of subsidiaries including non-compete intangibles, net of cash acquired	—	(4,995)
Payments to sellers	(6,557)	(4,097)
Proceeds from Sale Transaction	33,542

Net cash provided (used in) by investing activities	8,846	(48,153)
Cash Flows from Financing Activities:
Payments of long-term debt	(4,834)	(4,833)
Debt issuance costs	(9,256)	(88)
Proceeds from long-term debt	150,000	—
Proceeds from revolving line of credit	165,000	—
Repayments of revolving line of credit	(209,000)	—
Proceeds from insurance financing arrangements	2,690	2,529
Payments of principal on insurance financing arrangements	(2,201)	(2,070)
Other	(2,577)	(4,600)

Net cash provided (used in) by financing activities	89,822	(6,762)
Net increase (decrease) in cash, cash equivalents and restricted cash	14,002	(139,073)
Cash, cash equivalents and restricted cash at beginning of year	27,329	163,170

Cash, cash equivalents and restricted cash at end of period	$41,331	$24,097

Reconciliation of Non-GAAP

Adjusted EBITDA

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022
Net income (loss)	$(491,697)	$(112,011)	$(823,027)	$(126,660)
Interest income	(258)	(4)	(357)	(7)
Interest expense	29,646	16,451	79,870	42,868
Income tax expense (benefit)	(145)	(1,248)	(2,017)	641
Depreciation and amortization expense	26,740	25,343	81,213	64,215

EBITDA	$(435,714)	$(71,469)	$(664,318)	$(18,943)

Stock-based compensation	(4,083)	11,041	7,285	42,641
Goodwill impairment loss	354,000	—	354,000	—
Transaction costs (1)	8,215	6,733	28,302	24,445
Restructuring and other	3,758	5,245	10,441	8,846
Change in fair value of contingent consideration	13,100	900	(2,800)	(9,525)
Loss on extinguishment of debt	—	—	—	1,428
Change in fair value of warrant liabilities	(5,365)	65,721	(5,696)	8,383
Reserve on other assets	—	—	62,000	—

Adjusted EBITDA	$(66,089)	$18,171	$(210,786)	$57,275

(1)

Transaction costs included $0.4 million and $1.7 million of corporate development payroll costs for the three months ended September 30, 2023 and 2022, respectively, and $1.2 million and $4.3 million of corporate development payroll costs for the nine months ended September 30, 2023 and 2022, respectively. Corporate development payroll costs include those expenses directly related to the additional staff needed to support our transaction activity.

Adjusted EBITDA has been adjusted to exclude $24.3 million and $59.6 million for the respective three and nine months ended September 30, 2022 in de novo losses, as the Company plans to significantly reduce its investments in de novo medical centers in 2023 and, accordingly, modified its definition of Adjusted EBITDA beginning January 1, 2023 to no longer include de novo losses in calculating Adjusted EBITDA.

Key Metrics

(UNAUDITED)

	Three Months Ended September 30,
	2023	2022	% Change
Members: (3)
Medicare Advantage	131,557	128,731	2.2%
Medicare ACO REACH	64,328	39,615	62.4%

Total Medicare	195,885	168,346	16.4%
Medicaid	62,717	73,865	(15.1)%
ACA	53,549	52,385	2.2%

Total members	312,151	294,596	6.0%

Member months:
Medicare Advantage	421,141	383,645	9.8%
Medicare ACO REACH	194,267	119,936	62.0%

Total Medicare	615,408	503,581	22.2%
Medicaid	211,764	218,807	(3.2)%
ACA	171,674	149,872	14.5%

Total member months	998,846	872,260	14.5%

Per Member Per Month (“PMPM”): (4)
Medicare Advantage	$1,115	$1,127	(1.1)%
Medicare ACO REACH	$1,333	$1,215	9.7%

Total Medicare	$1,184	$1,148	3.1%
Medicaid	$197	$191	3.1%
ACA	$—	$40	(100.0)%
Total PMPM	$771	$718	7.4%

Medical centers	133	151

(3)	Membership reflects end of period results, which excludes membership related to the Sale Transaction.
(4)	Third quarter 2023 PMPM includes the members from the Sale Transaction that occurred on September 25, 2023, which were approximately 14,450 members.

Key Metrics

(UNAUDITED)

	Nine Months Ended September 30,
	2023	2022	% Change
Members: (5)
Medicare Advantage	131,557	128,731	2.2%
Medicare ACO REACH	64,328	39,615	62.4%

Total Medicare	195,885	168,346	16.4%
Medicaid	62,717	73,865	(15.1)%
ACA	53,549	52,385	2.2%

Total members	312,151	294,596	6.0%

Member months:
Medicare Advantage	1,262,062	1,102,625	14.5%
Medicare ACO REACH	595,564	367,326	62.1%

Total Medicare	1,857,626	1,469,951	26.4%
Medicaid	699,673	627,634	11.5%
ACA	752,287	411,138	83.0%

Total member months	3,309,586	2,508,723	31.9%

Per Member Per Month (“PMPM”): (6)
Medicare Advantage	$1,107	$1,189	(6.9)%
Medicare ACO REACH	$1,378	$1,320	4.4%

Total Medicare	$1,194	$1,222	(2.3)%
Medicaid	$181	$223	(18.8)%
ACA	$14	$48	(70.8)%
Total PMPM	$711	$780	(8.8)%
Medical centers	133	151

(5)	Membership reflects end of period results, which excludes membership related to the Sale Transaction.
(6)	Nine months ended September 30, 2023 PMPM includes the members from the Sale Transaction that occurred on September 25, 2023, which were approximately 14,450 members.